Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Investor Relations

228-435-8208

investorrelations@thepeoples.com

PEOPLES FINANCIAL CORPORATION DECLARES

SEMIANNUAL DIVIDEND OF $.10 PER SHARE

Biloxi, MS (July 27, 2012)—The board of directors of Peoples Financial Corporation (NASDAQ Capital Market: PFBX), parent of The Peoples Bank, declared a regular semiannual cash dividend of $.10 per common share, payable August 17, 2012, to stockholders of record August 10, 2012.

“As we announced just a few days ago, our earnings remain solid,” said Chevis C. Swetman, Chairman and Chief Executive Officer of the holding company and the bank. “Our Board of Directors and senior management team remain committed to sharing our earnings with our stockholders, and our bank is sufficiently capitalized to be able to continue paying this level of a dividend,” he added.

Founded in 1896, with $853 million in assets as of June 30, 2012, The Peoples Bank operates 16 branches along the Mississippi Gulf Coast in Hancock, Harrison, Jackson and Stone counties. In addition to a comprehensive range of retail and commercial banking services, the bank also operates a trust and investment services department that has provided customers with financial, estate and retirement planning services since 1936.

The Peoples Bank is a wholly-owned subsidiary of Peoples Financial Corporation, listed on the NASDAQ Capital Market under the symbol PFBX. Additional information is available on the Internet at www.thepeoples.com.

This news release contains forward-looking statements and reflects industry conditions, company performance and financial results. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ from the anticipated results and expectation expressed in such forward-looking statements.